Exhibit 10.2

ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN

1.             Purposes of the Plan

The purposes of the Plan are to provide an incentive to certain officers, employees, directors and consultants of the Company and its Subsidiaries to increase their interest in the Company’s success by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards.

2.             Definitions and Rules of Construction

(a)            Definitions.  For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Share Unit, Performance Share Unit, Restricted Stock, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Common Shares” means the Common Shares of the Company, par value $0.10 per share, or such other class of shares or other securities as may be applicable under Section 13(b) of the Plan.

“Company” means Orthofix International N.V. or any successor to substantially all of its business.

“Effective Date” means the date on which the Plan is approved by the shareholders of the Company.

“Eligible Individual” means an individual described in Section 4(a) of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of a Common Share under this Plan or any Award Document, the value of a Common Share on such date of determination, calculated as follows:

(a)
If the Common Shares are then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such principal stock exchange on which the Common Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Share on such exchange on the next preceding day on which a closing sale price is reported;

Exhibit 10.2

(b)
If the Common Shares are not then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Share in the over-the-counter market on such date; or

(c)
If neither (a) nor (b) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

For the avoidance of doubt, when approving or authorizing an Award, the Committee can provide for the grant of an Award at a future date and in such event the determination of Fair Market Value as required under this Plan shall be as of such date of grant (or similar phrase).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Share Unit, Performance Share Unit, Restricted Stock or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Share Unit” means a right to receive a Target Number of Common Shares (or cash, if applicable) payable at the end of a Performance Period, subject to the Participant’s continued employment and the achievement of the applicable Performance Targets, granted pursuant to Section 9 of the Plan.

“Performance Target” means the targets established by the Committee and set forth in the applicable Award Document.

“Permitted Transferees” has the meaning set forth in Section 12(a) of the Plan.

“Plan” means the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan, as further amended and restated and as described herein.

“Plan Limit” has the meaning set forth in Section 5(a)(iii) of the Plan.

“Prior Plan” means the Orthofix International N.V. Staff Share Option Plan.

“Restricted Share Unit” means a right to receive a Common Share (or cash, if applicable) in the future, subject to time vesting and the Participant’s continued employment with the Company, granted pursuant to Section 8(a) of the Plan.

“Restricted Stock” means Common Shares, subject to vesting (whether time or performance based) and the Participant’s continued employment with, or service to, the Company, granted pursuant to Section 8(b) of the Plan.

Exhibit 10.2

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Common Shares granted pursuant to Section 10 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.  For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Target Number” means the target number of Common Shares established by the Committee and set forth in the applicable Award Document.

(b)            Rules of Construction.  The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise.  Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.             Administration

(a)            Committee.  The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i)	select the Participants from the Eligible Individuals;

(ii)	grant Awards in accordance with the Plan;

(iii)	determine the number of Common Shares subject to each Award or the cash amount payable in connection with an Award;

(iv)
determine the terms and conditions of each Award, including, without limitation, those related to term, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, Target Numbers, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a change in control of the Company, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

(v)	specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vi)	construe and interpret any Award Document delivered under the Plan;

(vii)	prescribe, amend and rescind rules and procedures relating to the Plan;

(viii)	employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(ix)	vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; and

(x)	make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

Exhibit 10.2

(b)            Prohibition on Repricing.  The Committee and/or the Board may neither (a) amend any Option or Stock Appreciation Right to reduce its initial exercise or grant price, nor (b) cancel or replace any Option or Stock Appreciation Right with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the shareholders of the Company.

(c)            Plan Construction and Interpretation.  The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d)            Determinations of Committee Final and Binding.  All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e)            Delegation of Authority.  The Committee may designate one or more of its members or the Chief Executive Officer and Chief Financial Officer to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Common Shares subject to an Award) granted to Eligible Individuals (i) who are officers or directors for purposes of Section 16(b) of the Exchange Act or (ii) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code.

(f)             Liability of Committee.  No member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith.  In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(g)            Action by the Board.  Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.             Eligibility

(a)            Eligible Individuals.  Awards may be granted to officers, employees, directors and consultants of the Company or any of its Subsidiaries. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant. Under this Plan, references to “employment,” “employed,” etc. include Participants who are consultants of the Company or its Subsidiaries.

(b)            Grants to Participants.  The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant.  The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.             Common Shares Subject to the Plan

(a)            Plan Limit.  The maximum number of shares of Common Shares that may be awarded for all purposes under the Plan shall be the aggregate of:

(i)	3,100,000 shares;

(ii)	the number of shares available for future awards under the Prior Plan as of the Effective Date of original shareholder approval on June 29, 2004; and

Exhibit 10.2

(iii)
any shares corresponding to an award, or portion thereof, under the Prior Plan that is forfeited or expires for any reason without having been exercised or settled after the Effective Date of original shareholder approval on June 29, 2004 (collectively, the “Plan Limit”).

Shares issued upon exercise of Awards may be either authorized and unissued shares or shares held by the Company in its treasury.

(b)            Rules Applicable to Determining Shares Available for Issuance.  For purposes of determining the number of Common Shares that remain available for issuance under the Plan, the number of Common Shares corresponding to Awards under the Plan that are forfeited or expire for any reason without having been exercised or settled shall be added back to the Plan Limit and again be available for the grant of Awards.

(c)            Special Limits.  Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 13(b), the following special limits shall apply to Common Shares available for Awards under the Plan:

(i)
the maximum number of Common Shares that, in the aggregate, may be subject to Restricted Share Units payable in Common Shares, Performance Share Units payable in Common Shares, Restricted Stock, and Other Awards payable in Common Shares shall equal 400,000 shares; provided, however, that following June 19, 2008, in no event shall the number of Common Shares that may thereafter be awarded as Restricted Share Units payable in Common Shares, Performance Share Units payable in Common Shares, Restricted Stock, and Other Awards payable in Common Shares exceed 100,000 shares (but, for the avoidance of doubt, nothing in this proviso shall in any way affect or limit the number of Restricted Share Units payable in Common Shares, Performance Share Units payable in Common Shares, Restricted Stock, and Other Awards payable in Common Shares granted prior to such date, all of which may and shall remain outstanding in accordance with their terms, in addition to the 100,000 shares of such Awards that may be awarded hereby);

(ii)
the maximum number of Common Shares that may be subject to Options or Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 200,000 shares, plus any shares which were available under this Section 5(c)(ii) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards; and

(iii)
the maximum number of Common Shares that may be subject to Restricted Share Units, Performance Share Units, Restricted Stock, or Other Awards granted to any Eligible Individual in any calendar year shall equal 200,000 shares, plus any shares which were available under this Section 5(c)(iii) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

6.             Awards in General

(a)            Types of Awards.  Awards under the Plan may consist of Options, Restricted Share Units, Performance Share Units, Restricted Stock, Stock Appreciation Rights and Other Awards.  Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine.  Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)            Terms Set Forth in Award Document.  The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan.  The terms of Awards may vary among Participants and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

Exhibit 10.2

(c)            Minimum Vesting Requirements.  All Awards shall be subject to the following minimum vesting requirements:

(i)
An Award that is not intended to be “performance-based compensation” (as described below in Section 6(g)) shall vest or the restrictions applicable to such Award shall lapse, as the case may be, no sooner than a rate of thirty three and one-third percent (33 1/3%) per year on each of the first (1st), second (2nd) and third (3rd) anniversaries of the date of grant; provided, however, that the exercisability of any portion of an Award relating to a fractional share shall be deferred until such time, if any, that such portion can be exercised as a whole Common Share.

(ii)
An Award that is intended to be “performance-based compensation” (as described below in Section 6(g)) shall vest or the restrictions applicable to such Award shall lapse, as the case may be, no sooner than twelve (12) months following the date of grant.

Notwithstanding any of the foregoing, the Committee may, in its sole discretion, accelerate the vesting or the lapse of restrictions of an Award in the event of a Participant’s termination of employment or in connection with a change in control of the Company in accordance with Section 6(d).

(d)            Termination of Employment and Change in Control.  The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries.  In connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award, which provisions may be specified in the applicable Award Document or determined at a subsequent time. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

(e)            Dividends and Dividend Equivalents.  The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Common Shares, and can be made in Common Shares, cash or a combination thereof, as the Committee shall determine.

(f)            Rights of a Shareholder.  A Participant shall have no rights as a shareholder with respect to Common Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b).

(g)            Performance-Based Awards.  The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code.  Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets, to the extent required by Section 162(m) of the Code.  The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, net revenue, cash flow, operating margin, operating revenue, pre-tax income, pre-tax operating income, operating income growth, return on assets, total shareholder return, share price, return on equity, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable non-financial goals. Each Participant is assigned a Target Number payable if Performance Targets are achieved.  If a Participant’s performance exceeds such Participant’s Performance Targets, Awards may be greater than the Target Number, but may not exceed 200% of such Participant’s Target Number.  The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the result.  In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as “performance-based compensation” will be made by a subcommittee of the Committee consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

Exhibit 10.2

(h)            Awards to Non-Employee Directors.  Each member of the Board who is not an employee of the Company or any of its Subsidiaries shall be granted:

(i)
an Award of 30,000 Options on the date of such director’s first election to the Board, which Award shall vest or the restrictions applicable to such Award shall lapse, as the case may be, at the rate of 6,000 Common Shares per year on each of the first five (5) anniversaries of the date of grant, provided that the director is still a member of the Board on each such anniversary; and

(ii)
an annual Award of 5,000 Options on the date of such director’s re-election or re-appointment to the Board, which Award shall vest or the restrictions applicable to such Award shall lapse, as the case may be, in accordance with Section 6(c) above, provided that the director is still a member of the Board on the date(s) referenced in Section 6(c).

Nothing in this Section 6(h) shall prevent additional grants of Awards to non-employee directors that also serve as consultants to the Company or any of its Subsidiaries or are executive officers of the Company.

7.             Terms and Conditions of Options

(a)            General.  The Committee, in its discretion, may grant Options to eligible Participants subject to the terms and conditions herein and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options.  Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)            Exercise Price.  The exercise price of an Option shall not be less than 100% of the Fair Market Value per share on the date of grant.  Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

(c)            Term.  An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d)            Incentive Stock Options.  The exercise price per share of an Incentive Stock Option may not be less than 100% of the Fair Market Value per share on the date of grant.  No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Common Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof.  No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.             Terms and Conditions of Restricted Share Units and Restricted Stock

(a)            Restricted Share Units.  The Committee is authorized to grant Restricted Share Units to Eligible Individuals subject to the terms and conditions herein.  A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, one or more Common Shares in consideration of the Participant’s employment with the Company or any of its Subsidiaries.  If and when the forfeiture provisions lapse, the Restricted Share Units shall become Common Shares owned by the corresponding Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the shares at the time of payment.

Exhibit 10.2

(b)            Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Individuals subject to the terms and conditions herein.  Each grant of Restricted Stock shall be subject to the terms, conditions and restrictions set forth in the applicable Award Document, which shall specify the conditions upon which are conditioned the grant, vesting or issuance of Restricted Stock and the purchase price of the Restricted Stock (if any).

9.             Terms and Conditions of Performance Share Units

The Committee is authorized to grant Performance Share Units to Eligible Individuals subject to the terms and conditions herein.  A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, a Target Number of Common Shares based upon the achievement of Performance Targets over the applicable Performance Period.  At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of Common Shares or cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the Common Shares as of the last day of the applicable Performance Period.

10.           Stock Appreciation Rights

(a)            General.  The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms and conditions herein.  A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Common Shares for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document.  The exercise price per share of Common Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, provided, however, that the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per share on the date of grant. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Common Shares, or in a combination of cash and Common Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.  No Award of a Stock Appreciation Right shall extend beyond the tenth anniversary of its date of grant.

(b)            Stock Appreciation Rights in Tandem with Options.  A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto.  If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Common Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option.  Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

11.           Other Awards

Subject to the terms and conditions herein, the Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, for the acquisition or future acquisition of Common Shares, or any combination thereof.

Exhibit 10.2

12.           Certain Restrictions

(a)            Transfers.  Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”).  Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.  The Committee may in its discretion permit transfers of Awards other than those contemplated by this Section 12(a).

(b)            Award Exercisable Only by Participant.  During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a).  The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13.           Recapitalization or Reorganization

(a)            Authority of the Company and Shareholders.  The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)            Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5, including the maximum number of shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the exercise price per share, if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards.  Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14.           Term of the Plan

Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the 10th anniversary of the Effective Date, except with respect to Awards then outstanding.  No Awards may be granted under the Plan after the 10th anniversary of the Effective Date.

15.           Effective Date

The Plan shall become effective on the Effective Date; provided, however, that, if the Plan is not approved by the shareholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect.

Exhibit 10.2

16.           Amendment and Termination

Notwithstanding anything herein to the contrary, the Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof except as otherwise provided in Section 19, and no amendment which increases the Plan Limit shall be effective without shareholder approval.

17.           Electronic Administration

Notwithstanding anything to the contrary contained in the Plan, Award Documents, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee.  In addition, in the discretion of the Committee, shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

18.           Miscellaneous

(a)            Tax Withholding.  The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Common Shares, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time.  The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)            No Right to Awards or Employment.  No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

(c)            Section 16(b) of the Exchange Act.  The Plan is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change in control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

(d)            Section 162(m) of the Code.  The Plan is intended to comply in all respects with Section 162(m) of the Code.

(e)            Awards to Individuals Subject to Non-U.S. Jurisdictions.  To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such persons (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant.  The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

Exhibit 10.2

(f)            Securities Law Restrictions.  An Award may not be exercised or settled and no Common Shares may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available. The Committee may require each Participant purchasing or acquiring Common Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Common Shares for investment purposes and not with a view to the distribution thereof. All certificates for Common Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)            Award Document.  In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(h)            Application of Funds.  The proceeds received by the Company from the sale of Common Shares pursuant to Awards will be used for general corporate purposes.

(i)             Governing Law.  The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York and without giving effect to principles of conflicts of laws.

(j)             No Employment Relationship.  For purposes of this Plan, any Award Document or any applicable law, rule or regulation, under all circumstances consultants shall be independent contractors and not employees of the Company or any of its Subsidiaries, as applicable.  With respect to consultants, notwithstanding the last sentence of Section 4(a) or any similar concept embodied herein, nothing in this Plan or in any Award Document shall imply or create any employer-employee relationship between the Company or any of its Subsidiaries and any consultant (whether as an Eligible Individual,  Participant or otherwise), nor entitle such consultant to any rights or benefits otherwise available to employees of the Company or any of its Subsidiaries.

19.           Compliance with Code Section 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the applicable Award Documents shall incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1).  To the extent applicable, the Plan and Award Documents shall be interpreted and construed in compliance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding any provision of the Plan to the contrary other than Section 16, in the event that the Board determines that any Award may be subject to Code Section 409A, the Board may, without the consent of Participants, including the affected Participant, adopt such amendments to the Plan and the applicable Award Documents or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.